EXHIBIT 10.3.2

               SECOND AMENDMENT TO AMENDED AND RESTATED
                            LOAN AGREEMENT


    SECOND AMENDMENT, dated as of September 27, 1996 (the "Second Amendment"), to the Amended and Restated Loan Agreement, dated as of March 27, 1996, as amended by the Amendment to Amended and Restated Loan Agreement dated as of July 10, 1996 (the "Loan Agreement"), between DVL, Inc., a Delaware corporation ("Borrower"), and NPM Capital LLC, a Delaware limited liability company ("Lender").

                         W I T N E S S E T H:
                         - - - - - - - - - -

   WHEREAS, Borrower and Lender have agreed to amend the Loan Agreement, subject to the terms and conditions of this Second Amendment.

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Section 3.2. Section 3.2 of the Loan Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

      "3.2 CONDITIONS PRECEDENT TO FUNDING OF MERIDIAN/FEDERAL PAYMENT AMOUNT. Without limiting the generality of SECTION 3.1 above, Lender shall, among other things, not be obligated to fund the Meridian/Federal Payment Amount until such time as each of the following conditions precedent shall have been satisfied to the satisfaction of Lender:

           a. The Closing shall have occurred and each of the conditions precedent to the effectiveness of Lender's obligations under this Agreement shall have been satisfied to Lender's satisfaction.

          b. No event shall have occurred and be continuing which constitutes or would constitute, with the passage of time or the giving of notice or both, a Default or an Event of Default.

             c. There shall have occurred no Material Adverse Effect since the Closing Date.

           d. Borrower shall have delivered title reports or title commitments for each of the tracts of real property described on Schedule 4.6.

          e. Borrower and its Subsidiaries, if applicable, shall have executed and delivered deeds of trusts and/or mortgages to Lender, in form and substance acceptable to Lender, grant a contractual lien with respect to the real property described on SCHEDULE A hereto to secure the prompt repayment of the Obligations."





    2. Except as expressly amended and modified hereby, the Loan Agreement is hereby reaffirmed and remains in full force and effect. This Second Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Second Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflict of laws rules thereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective duly authorized representatives as of the date first above written.


                                  DVL, INC.


                                  By: /s/ Alan E. Casnoff
                                      ----------------------
                                      Name: Alan E. Casnoff
                                      Title: President


                                  NPM CAPITAL LLC

                                  By: NF Capital LLC, Managing Member


                                  By: /s/ Robert W. Barron
                                      ----------------------
                                      Name: Robert W. Barron
                                      Title: Managing Member





























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